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                                                                      EXHIBIT 99


FOR 1:00PM EST RELEASE
March 12, 1999

                           CONTACT: Philip A. Smitley
                                    Assistant Vice President and Controller
                                    (706) 576-2836

                                    Janice J. Kuntz/David Reiseman
                                    Fleishman-Hillard, Inc.
                                    (404) 659-4446


        CARMIKE CINEMAS ANNOUNCES RESIGNATION OF CHIEF FINANCIAL OFFICER


COLUMBUS, Georgia -- Carmike Cinemas, Inc. (NYSE:CKE) announced today that John
O. "Butch" Barwick, III, has resigned as Senior Vice President/Finance, Treasurer and Chief Financial Officer. Over his twenty-two years with Carmike, Mr. Barwick has been instrumental in the Company's evolution into one of the nation's largest motion picture exhibitors. During this time, the Company grew from 265 screens in 11 states, to 2,752 screens in 36 states.

"Butch Barwick has made significant contributions to this Company during his tenure," said Michael Patrick, Carmike's President and CEO. "We wish him well in his future endeavors."

Barwick stated that the time has come for him to move on from Carmike and focus on his other business activities. "I have enjoyed my time at Carmike tremendously," stated Mr. Barwick. "While it is difficult to leave something that I have been a part of for so long, it is time to take a new direction." Mr. Barwick also stated that he is pleased to leave the Company in excellent condition, with a strong balance sheet and well positioned for future growth.

No immediate replacement has been named.



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